SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware	000-50502	20-0443575
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211
(Address of Principal Executive Offices)

(704) 521-8077
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2016, root9B Technologies, Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “Amendment”) with Kenneth T. Smith, the Company’s former Chief Financial Officer, pursuant to which the Company and Mr. Smith agreed to amend that certain Independent Contractor Consulting Agreement dated November 11, 2015 by and between the Company and Mr. Smith (the “Agreement”). The Amendment extends the term of the Agreement until March 13, 2016, unless sooner terminated in accordance with the provisions of the Agreement. A copy of the Agreement was included with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2015. Except as modified by the Amendment, all other terms of the Agreement remain unchanged and in full force and effect.

The foregoing description of the principal terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated February 25, 2016, by and between the root9B Technologies, Inc. and Kenneth T. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: February 25, 2016	By:	/s/
Joseph J. Grano
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated February 25, 2016, by and between the root9B Technologies, Inc. and Kenneth T. Smith.